Power of Attorney

I, Mohammed Abbas, the undersigned, hereby constitute and appoint Richard Contreras, Bruce Jordan, Marissa (Louie) Tenazas, and Monica Vicente, each as my true and lawful attorney for me and in my name to sign or certify and file, or cause to be filed, with the appropriate authority any and all reports or profiles, in paper format or electronic format, relating to my ownership, direction, control or trading in the securities of Fresh Del Monte Produce Inc. (hereinafter referred to as the "Corporation") and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider, which are required to be filed pursuant to the provisions of the Securities Exchange Act of 1934 of the United States of America, and regulations and rules made pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which such reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the Corporation and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider. I hereby revoke any power of attorney heretofore made in this regard. This power of attorney shall remain effective until revoked in writing.

Signed and dated this __6th____ day of January, 2016.

      /s/ Mohammed Abbas
      Mohammed Abbas

/s/ Karine Abou Ibrahim
Witness

Karine Abou Ibrahim
(Please print full name)

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